UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): March 23, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

March 23, 2012

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2012, the Company announced that its Chief Executive Officer, Kaleil Isaza Tuzman, will step down from his role as Chief Executive Officer and retain the role of Chairman, and Barak Bar-Cohen, currently the Company’s Chief Administrative Officer, will assume the role of Chief Executive Officer. These changes will be effective on March 31, 2012. A copy of the press release issued on March 23, 2012 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Barak Bar-Cohen, age 41, joined the Company in July 2008. He has served as Chief Administrative Officer, overseeing the Company’s human resources, business systems, legal, procurement and investor relations departments; and as Chief Commercial Officer, directing the Company's global sales, marketing, product marketing and channel partnership programs.

Mr. Bar-Cohen was previously the President and Chief Operating Officer of Narrowstep Inc., a TV over the Internet company based in London, from 2007 to 2008. He has also served in several senior management roles at RCN Corporation, a provider of bundled communication services to residential customers across the United States. During his tenure at RCN, Mr. Bar-Cohen managed customer service, marketing and communications and that company’s New York market. Mr. Bar-Cohen was also Vice President at a boutique investment firm and worked at Putnam, Hayes & Bartlett, a worldwide economic and litigation support consulting firm based in Washington, D.C.

Mr. Bar-Cohen holds a B.A. in economics with honors from Brandeis University and an M.B.A. from the Tuck School of Business at Dartmouth College.

The Company and Mr. Bar-Cohen are currently finalizing a new employment agreement, which will be described in future SEC filings.

Mr. Bar-Cohen has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Mr. Bar-Cohen and any of the Company’s other executive officers or directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of KIT digital, Inc. issued on March 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL,\ INC.

Date: March 29, 2012	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer

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